Exhibit 99.1

Fathom Holdings Appoints Highly-Experienced Real Estate Industry Executive Steve Murray to Board of Directors

CARY, NC, July 5, 2023 – Fathom Holdings Inc. (Nasdaq: FTHM) (“Fathom” or the “Company”), a national, technology-driven, end-to-end real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings for brokerages and agents has appointed highly-experienced real estate industry executive Steve Murray to its board of directors. Murray will serve on the Company’s Compensation Committee and Nominating and Corporate Governance Committee, and succeeds Chris Bennett who served on the Company’s board since 2019.

Murray has nearly 50 years of experience in the residential brokerage industry. Murray is a Senior Advisor to HW Media and Co-Founder of REAL Trends, a leading source of information, news, and analysis for the real estate industry. Murray is also the co-founder and partner of REAL Trends Consulting, a trusted advisor in the residential brokerage industry since 1987 with expertise in valuation, mergers and acquisitions, business analytics and senior management consulting. REAL Trends Consulting has completed more than 4,200 client assignments for brokerage firms in the last 36 years and has closed over 900 brokerage mergers and acquisitions with aggregate value exceeding $13 billion.

Murray has testified on behalf of the Federal Trade Commission and National Association of REALTORS® as a qualified expert in the residential brokerage industry. Murray has authored four books on the valuation of residential brokerage companies and provided training to the executives and affiliates of RE/MAX®, LLC, Coldwell Banker® Real Estate LLC, CENTURY 21® Real Estate LLC, Prudential Real Estate Affiliates, Inc., and Keller Williams® Realty, Inc., among others. Murray speaks frequently at industry conferences on trends in the housing and residential brokerage industries and has assisted national, regional, and local real estate companies in strategic and business planning. He graduated from Marshall University with a BBA in Statistics and Organizational Behavior.

“We are honored to have Steve join our Board of Directors," said Fathom CEO Joshua Harley. "Steve brings invaluable experience in the residential brokerage industry to Fathom and will be a tremendous asset as we strive to disrupt the residential real estate market and execute on our growth strategy. We thank Chris for his contributions to our Company and wish him well in his future endeavors.”

Murray commented: “I’m excited to join Fathom’s Board of Directors at this stage in the Company’s journey. I was attracted to the Company’s unique model and their ability to thrive in the rapidly evolving residential real estate industry along with the strong culture that the Company is cultivating. I look forward to working with my fellow board members and the executive team as we guide the company forward together.”

About Fathom Holdings Inc.

Fathom Holdings Inc. is a national, technology-driven, real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings to brokerages and agents by leveraging its proprietary cloud-based software, intelliAgent. The Company's brands include Fathom Realty, Dagley Insurance, Encompass Lending, intelliAgent, LiveBy, Real Results, and Verus Title. For more information, visit www.FathomInc.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains "forward-looking statements," including, but not limited to, Fathom's ability to redefine and disrupt the residential real estate market, and its ability to continue growing. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including: risks associated with the Company's ability to continue achieving significant growth; risks associated with general economic conditions, including rising interest rates; its ability to continue its growth trajectory while achieving strong profits over time; its ability to generate positive operational cash flow; its ability to demonstrate sustainable profitability; and the others set forth in the Risk Factors section of the Company's registration statement for its initial public offering filed with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

Alex Kovtun and Matt Glover
Gateway Group, Inc.
949-574-3860
FTHM@gateway-grp.com